Exhibit 10.1

SECTION 203 AGREEMENT

This Section 203 Agreement (the “Agreement”) is made and entered into as of March 28, 2022, by and between Baker Bros. Advisors LP, a Delaware limited partnership (together with its affiliates and associates “Investor”), and Verastem, Inc., a Delaware corporation (the “Company”).

WHEREAS, Investor may desire to acquire ownership of additional shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) without being subject to the restrictions under Section 203 of the General Corporation Law of the State of Delaware, as amended (“Section 203”), applicable to a “business combination” with an “interested stockholder” (each such term, as used in this Agreement, shall have the meaning given to it in Section 203, except as described in Section 4 hereof); and

WHEREAS, as of the date hereof, the Company and Investor have no current discussions or negotiations with each other regarding a business combination or other extraordinary transaction involving the Company;

NOW THEREFORE, in consideration of the premises and the covenants of the parties set forth in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the undersigned hereby agree as follows:

1.Board Approval. The Company hereby represents and warrants to Investor that the Board of Directors of the Company has duly approved (the “Board Approval”) this Agreement and the acquisition by Investor, whether in a single transaction or multiple transactions from time to time, of additional shares of Common Stock to the extent such acquisitions would result in Investor being the owner of 15% or more, but less than 20%, of the voting power of the shares of voting stock of the Company issued and outstanding from time to time, subject to the limitations provided for in Section 4 hereof and subject to the accuracy of the representations and warranties set forth in Section 2 hereof.
2.Investor Representations and Warranties. Investor hereby represents and warrants that, as of the date of this Agreement and assuming the accuracy of the representations and warranties set forth in Section 3 hereof, Investor is, in the aggregate, owner of less than 15% of the shares of Common Stock issued and outstanding as of the date of this Agreement.
3.Company Representations and Warranties. The Company hereby represents and warrants that, as of the date of this Agreement, there are 186,329,612 shares of Common Stock issued and outstanding, which is the only class of “voting stock” (as defined in Section 203) of the Company.
4.Additional Acquisitions. Investor agrees that if Investor becomes the owner of shares of voting stock of the Company such that Investor would, in the aggregate, own 20% or more of the voting power of the issued and outstanding shares of voting stock of the Company under circumstances in which they would be an “interested stockholder” as defined in Section 203 (but, for this purpose, replacing “15%” in such definition with “20%”) (any event causing Investor to own 20% or more of the voting power of the then-issued and outstanding shares of voting stock of the Company, an “Additional Acquisition”), then (i) notwithstanding the Board Approval referred to in Section 1 of this Agreement, the restrictions under Section 203 applicable to a “business combination” with an “interested stockholder” shall apply as a matter of contract pursuant to this Agreement (except as modified herein) to Investor as if such Board Approval had not been granted and as if the Additional Acquisition had caused Investor and its affiliates and associates to become an interested stockholder for purposes of Section 203, except that wherever “15%” is used in Section 203 it shall mean, for all purposes of this Agreement, “20%”; and (ii) Investor will not engage in any business combination with the Company for a period of three years following the time that Investor became an owner of 20% or more of the voting power of the then-issued and outstanding shares of voting stock of the Company, unless prior to such time the Board of Directors of the Company approved, either the business combination or the Additional Acquisition.
5.Miscellaneous.
a.Counterparts. This Agreement may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
b.Entire Agreement; Amendment. This Agreement constitutes the entire agreement between and among the parties hereto with regard to the subject matter hereof, and supersedes all prior agreements and understandings with regard to such subject matter. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement or amendment signed by the parties.
c.Specific Performance. The parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. It is hereby agreed that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy, and the parties further hereby agree to waive any requirement for the securing or posting of a bond in connection with the obtaining of such injunctive or other equitable relief. Such remedies, and any and all other remedies provided for in this Agreement, shall, however, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may otherwise have. Each of the parties hereby acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each of the parties further acknowledges and agrees that injunctive relief or specific performance will not cause an undue hardship to such party.
d.Third-Party Beneficiaries. Without limiting the parties’ rights to amend this Agreement, this Agreement is intended to benefit, and shall be enforceable by, each holder of outstanding shares of capital stock of the Company as a third-party beneficiary of this Agreement, such that such stockholders shall be entitled to enforce the Agreement if any of the provisions of this Agreement were not performed in accordance with their specific terms, as amended from time to time, or were otherwise breached by the parties hereto, including, without limitation, in the event any business combination were consummated in violation of Section 4 hereof.
e.Definitions. As used in this Agreement, the terms “affiliate,” “associate,” “owner,” including the terms “own” and “owned,” “stock” and “voting stock” have the meanings given to them in Section 203.
f.Governing Law; Jurisdiction; Waiver of Jury Trial. The rights and obligations of the parties shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of Delaware, or in the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the parties hereto hereby irrevocably waives its right to a jury trial in connection with any action, proceeding or claim arising out of or relating to this Agreement.

[Signatures Follow on a Separate Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized as of the date first written above.

BAKER BROS. ADVISORS LP

By: /s/ Scott Lessing

Name: Scott Lessing

Title: President

VERASTEM, INC.

By: /s/ Robert E. Gagnon

Name: Robert E. Gagnon

Title: Chief Business and Financial Officer

[Signature Page to Section 203 Agreement]